UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
Current Report Pursuant to
Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) May 24, 2011
Navigant Consulting, Inc.
(Exact Name of Registrant as Specified in Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-12173	36-4094854

(Commission File Number)	(I.R.S. Employer Identification No.)

30 South Wacker Drive, Suite 3550, Chicago, Illinois	60606

(Address of Principal Executive Offices)	(Zip Code)
(312) 573-5600

(Registrant’s telephone number, including area code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-99.1

Item 5.02.	Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On May 24, 2011, Navigant Consulting, Inc. (the “Company”) announced the appointment of Scott S. Harper to the role of Corporate Controller of the Company, effective June 1, 2011. Mr. Harper will replace David A. Wartner, who has accepted a new position with the Company as Vice President, Operations and Treasurer, also effective June 1, 2011.
     As Corporate Controller, Mr. Harper will serve as the Company’s principal accounting officer. Mr. Harper has been Controller of the Company’s Disputes and Investigations segment for the past four years. Prior to joining the Company, Mr. Harper spent eight years in the audit practice at Deloitte and served in senior finance roles at Hewitt Associates.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.
     Exhibit No.
99.1	Press Release dated May 24, 2011.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVIGANT CONSULTING, INC.
Date: May 25, 2011	By:	/s/ Thomas A. Nardi
		Name:	Thomas A. Nardi
		Title:	Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated May 24, 2011.

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